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Exhibit 10.8

WORKERS' COMPENSATION CONSOLIDATED CATASTROPHE
AND TERRORISM EXCESS OF LOSS REINSURANCE CONTRACT

issued to

ZENITH INSURANCE COMPANY
ZNAT INSURANCE COMPANY
Woodland Hills, California

ZENITH STAR INSURANCE COMPANY
Austin, Texas

WORKERS' COMPENSATION CONSOLIDATED CATASTROPHE
AND TERRORISM EXCESS OF LOSS REINSURANCE CONTRACT

TABLE OF CONTENTS

Article		Page
	Preamble	2
1	Business Reinsured	2
2	Limit and Retention	2
3	Term	3
4	Territory	3
5	Warranties	3
6	Exclusions	4
7	Premium	6
8	Reinstatement	6
9	Definitions	7
10	Net Retained Lines	8
11	Liability of Reinsurer	8
12	Currency	9
13	Illegality	9
14	Loss Reserve Funding	9
15	Compliance With California SB 2093	10
16	Taxes	10
17	Notice of Loss and Loss Settlements	10
18	Excess Recovery—Terrorism	11
19	Offset	11
20	Commutation	11
21	Excess of Policy Limits	12
22	Extra Contractual Obligations	13
23	Delay, Omission or Error	13
24	Access to Records	13
25	Arbitration	14
26	Service of Suit	14
27	Insolvency	15
28	Intermediary	15
	Company Signing Block	17

WORKERS' COMPENSATION CONSOLIDATED CATASTROPHE
AND TERRORISM EXCESS OF LOSS REINSURANCE CONTRACT

        This Contract is made and entered into by and between the ZENITH INSURANCE COMPANY and ZNAT INSURANCE COMPANY, both of Woodland Hills, California, and ZENITH STAR INSURANCE COMPANY, Austin, Texas, and any and/or all of the subsidiary and/or affiliated companies which are or may hereafter be under the management of the Company (hereinafter together called the "Company") and the Subscribing Reinsurer specifically identified in the Interests and Liabilities Agreement attached to and forming part of this Contract (hereinafter called the "Reinsurer").

        It is understood and agreed that whenever the term "Company" is used in this Contract such term shall be held to include any and/or all of the subsidiary and/or affiliated companies which are or may hereafter be under the management of the Company, provided, however, that prior notice be given to the Reinsurer of any such subsidiary and/or affiliated companies which may hereafter come under the management of the Company prior to any risk attaching hereunder, with full particulars as to how such inclusion is likely to affect this Contract. In the event of either party maintaining that such inclusion calls for alteration in existing terms, and an agreement not being arrived at, then the business of such included Company is covered only for a period of sixty days after notice to the Company that the Reinsurer does not wish to cover the business so included.

        It is agreed that the rights and liabilities of the parties hereto shall be determined as though any existing internal pooling agreements or internal reinsurance arrangements among the companies included within the definition of "Company," or as they may be amended from time to time, were non-existent.

ARTICLE 1

BUSINESS REINSURED

        This Contract is to indemnify the Company in respect of the net excess liability as a result of any loss or losses which may occur during the term of this Contract under any Policies covering business underwritten and classified by the Company as Workers' Compensation and/or Employer's Liability, in force at the inception of this Contract, or written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained.

        It is understood and agreed that the indemnity afforded by this Contract shall apply to each and every Loss Occurrence, whether involving any one or any combination of the classes of business listed in the preceding paragraph, regardless of the number of Policies under which such loss is payable or the number of different interests insured.

ARTICLE 2

LIMIT AND RETENTION

        The Reinsurer shall be liable in respect of each and every Loss Occurrence, for 100% of the Ultimate Net Loss over and above the initial Ultimate Net Loss Retention(s) as set forth in the schedule below, for each and every Loss Occurrence, subject to a limit of liability to the Reinsurer as set forth in the schedule below, for each and every Loss Occurrence:

Layer	Retention	Reinsurer's Limited Liability
	Ultimate Net Loss In respect of each and Every Loss Occurrence	In respect of each and every Loss Occurrence
Third Excess	$10,000,000	$10,000,000
Fourth Excess	$20,000,000	$20,000,000
Fifth Excess	$40,000,000	$35,000,000
Sixth Excess	$75,000,000	$75,000,000

        Notwithstanding the reinstatement provisions herein, it is understood and agreed that this Contract is subject to a maximum annual recovery, as set forth in the schedule below, for Loss Occurrences as defined under TRlA of 2002:

Maximum Annual Recovery for TRIA Losses
Third Excess	$10,000,000
Fourth Excess	$20,000,000
Fifth Excess	$35,000,000

        As respects the Fourth, Fifth and Sixth Excess Layers of this Contract, recoveries from underlying layers will not be deducted when establishing Ultimate Net Loss for successive layers for purposes of this Article.

ARTICLE 3

TERM

        This Contract shall become effective at 12:01 a.m., Pacific Standard Time, January 1, 2005, and shall remain in full force and effect for one year, expiring 12:01 a.m., Pacific Standard Time, January 1, 2006.

        If coverage under this Contract shall terminate while a loss covered hereunder is in progress, it is agreed that, subject to the other conditions of this Contract, the Reinsurer shall be liable for its proportion of the entire loss resulting from such occurrence for which the Company is liable up to the limit of this Contract.

        Reinsurance hereunder shall apply only to those losses occurring during the term of this Contract and which are reported to the Reinsurer prior to January 1, 2013.

ARTICLE 4

TERRITORY

        This Contract will cover wherever the Company's Policies cover.

ARTICLE 5

WARRANTIES

        A.    As regards the Third Excess Layer only:

          It is warranted for the purposes of this Contract that no claims shall be paid hereunder in respect of Worker's Compensation or Occupational Disease losses unless two persons have claims of at least $50,000 each in the same Loss Occurrence.

        B.    As regards the Fourth, Fifth and Sixth Excess Layers only:

          It is warranted for the purposes of this Contract that the maximum amount which any one claimant can contribute to the Ultimate Net Loss from any one Loss Occurrence is $5,000,000, or so deemed. The maximum any one life is to be calculated from the "ground up," not within the layer(s).

        C.    As regards the Third, Fourth, Fifth and Sixth Excess Layers:

          It is warranted for the purposes of this Contract, as respects Employer's Liability, that the Company's maximum Policy limit shall be $2,000,000, or so deemed.

ARTICLE 6

EXCLUSIONS

        This Contract does not cover:

          A.    Excess insurance.

          B.    Assumed Reinsurance.

          C.    Occupational Disease losses, unless such losses arise out of a sudden and accidental event not exceeding 48 hours in duration, which event also involves traumatic injuries and/or death. For the purposes of this Contract, "sudden" shall mean that the first and last exposure(s) of all individuals that contribute to the loss to the causative agent(s) shall have occurred within a single and continuous 48 hour period; provided, however, that no termination of employment or plant closure shall be considered a sudden event.

          D.    In respect of any Policy issued or reinsured by the Company to cover the following occupations or employments, except when such occupations or employments are incidental to and form a minor part of the usual occupation or employment of the insured:

            1.     Working and navigation of any vessel, other than light craft on inland waterways and dredging.

            2.     Manufacture, storage, filling, breaking down, or transport of

              a.     Fireworks, ammunition, fuse, cartridges, powder, nitroglycerine or any explosive.

              b.     Gasses and/or air under pressure in containers (but this exclusion shall not apply to the storage or distribution of liquid petroleum gas by wholesale or retail dealers).

            3.     Underground coal mines.

            4.     Manufacture of celluloid and pyroxylin.

            5.     Erection of structural iron and/or steel works, unless in conjunction with ordinary construction of buildings. Except that this exclusion shall not apply to insureds engaged in steel work where such steel work erection is not beyond twelve stories in height.

            6.     Contractors doing building wrecking exclusively.

            7.     Tunneling.

            8.     Tower, steeple and chimney shaft work.

            9.     Operation of dry docks, docks, quays, and wharves. USL&H exposures are deemed to be incidental so long as USL&H Gross Net Earned Premium Income (GNEPI) does not exceed 10% of the Company's total subject GNEPI.

            10.   Construction and maintenance of coffer dams.

            11.   Subaqueous construction and/or other subaqueous work.

            12.   Oil tanks and/or refining works.

            13.   Aviation risks involving flying risks, commercial airlines and airline crews. This exclusion does not apply to any "ground" personnel.

            14.   Operations involving atomic energy and nuclear fission.

            15.   Operations of a carrier by rail.

          In connection with those occupations or employments enumerated under Item D. above, if the Company, without the knowledge of and contrary to the instructions of its head office, is bound or is unknowingly exposed on a risk falling otherwise within one of the exclusions set forth, such risk is covered until the Company's head office receives knowledge thereof and, pending cancellation of such risk by the Company, for a further period of 30 days after receipt of such knowledge by the head office of the Company.

          Where Policies are issued by the Company through its membership of or participation in an assigned risk plan or similar facility which involves occupations or employments prohibited under Item D. above, such Policies are not excluded under this Contract.

          E.    In no event will this Contract provide coverage for loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, or nuclear explosion, pollution, and contamination as a result of terrorism.

          F.     Liability of the Company arising, by Contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed; which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

          G.    War.

          H.    Nuclear Incident.

          I.     Professional Sports Teams.

          J.     FELA, except incidental.

          K.    Jones Act, except incidental.

          L.    As regards the Sixth Excess layer only:

            Indemnity, damage, costs or expense of whatsoever nature directly or indirectly caused by, contributed to by, resulting from or arising out of or in connection with any "Act of Terrorism" as defined in the Terrorism Risk Insurance Act of 2002 (the "Act"), regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

ARTICLE 7

PREMIUM

        A.    The premium to be paid to the Reinsurer shall be calculated at the rates set out below multiplied by the Gross Net Earned Premium Income (as defined herein) of the Company for the term of this Contract, subject to the annual minimum and deposit premiums stated hereunder:

PREMIUM SCHEDULE
Layer	Rate	Deposit Premium	Minimum Premium
Third Excess	0.286%	$3,000,000	$2,400,000
Fourth Excess	0.352%	$3,700,000	$2,960,000
Fifth Excess	0.367%	$3,850,000	$3,080,000
Sixth Excess	0.357%	$3,750,000	$3,000,000

        The annual deposit premiums shall be payable to the Reinsurer by the Company in installments as follows:

INSTALLMENT SCHEDULE
Layer	January 1, 2005	April 1, 2005	July 1, 2005	October 1, 2005
Third Excess	$750,000	$750,000	$750,000	$750,000
Fourth Excess	$925,000	$925,000	$925,000	$925,000
Fifth Excess	$962,500	$962,500	$962,500	$962,500
Sixth Excess	$937,500	$937,500	$937,500	$937,500

        B.    As soon as practicable following the expiration of this Contract, the Company shall forward to the Reinsurer a statement of its Gross Net Earned Premium Income for the term of the Contract. The earned premium due to the Reinsurer shall be calculated for each Layer by multiplying the rates specified in the Premium Schedule above by the Company's Gross Net Earned Premium Income.

        Should the premium so calculated exceed the deposit premium paid in accordance with Paragraph A. above, the Company will immediately pay the Reinsurer the difference. Should the premium so calculated be less than the deposit premium paid in accordance with Paragraph A. above, the Reinsurer will immediately refund to the Company the difference, subject to the minimum premium specified in the Premium Schedule.

        The term "Gross Net Earned Premium Income" as used in this Contract shall mean the gross earned premium income of the Company for the business covered by this Contract, less premiums paid for reinsurances, recoveries under which would inure to the benefit of this Contract.

ARTICLE 8

REINSTATEMENT

        Loss payments under this Contract will reduce the limit of coverage afforded by the amounts paid, but the limit of coverage will be reinstated from the time of the occurrence of the loss, and for each amount so reinstated, the Company agrees to pay, simultaneously with the Reinsurer's loss payment, an additional premium calculated at pro rata of the Reinsurer's premium for the term of this Contract, being pro rata only as to the fraction of the face value of this Contract (i.e., the fraction of the Reinsurer's limit of liability outlined in the LIMIT AND RETENTION ARTICLE) so reinstated. Nevertheless, the Reinsurer's liability hereunder shall never exceed the Reinsurer's limit of liability outlined in the LIMIT AND RETENTION ARTICLE in respect of any one Loss Occurrence and, subject to the limit in respect of any one Loss Occurrence, shall be further limited to the following amount(s) during the term of the Contract by reason of any and all claims arising hereunder:

Layer	Reinsurer's limits of liability in respect of any and all claims arising hereunder
Third Excess	$20,000,000
Fourth Excess	$40,000,000
Fifth Excess	$70,000,000
Sixth Excess	$150,000,000

        If at the time of a loss settlement hereon the reinsurance premium, as calculated in accordance with the PREMIUM ARTICLE, is unknown, the above calculation of reinstatement premium shall be based upon the deposit premium, subject to adjustment when the reinsurance premium is finally established.

ARTICLE 9

DEFINITIONS

        A.    The term "Loss Occurrence" as used in this Contract shall mean any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event.

        Occupational Disease or cumulative trauma shall not be covered under this Contract unless as a result of a sudden and accidental event not exceeding 48 hours duration, and which event also involves traumatic injuries and/or death. All resulting occupational disease or cumulative trauma losses shall be considered as one Loss Occurrence or may be combined with losses classified as other than occupational disease or cumulative trauma which arise out of the same event and the combination of such losses shall be considered as one Loss Occurrence with the meaning hereof.

        Loss Occurrence shall also include:

          1.     Indemnity, damage, costs or expense of whatsoever nature directly or indirectly caused by, contributed to by, resulting from or arising out of or in connection with any "Act of Terrorism" as defined in the Terrorism Risk Insurance Act of 2002 (the "Act"), regardless of any other cause or event contributing concurrently or in any other sequence to the loss. (Note: This coverage to be excluded from Sixth Excess layer-see Exclusion L.)

          2.     Actual loss or damage caused by any act of terrorism which does not meet the definition of "Act of Terrorism" set forth in the Terrorism Risk Insurance Act of 2002.

        B.    The term "Ultimate Net Loss" as used in this Contract shall mean the actual loss paid by the Company or for which the Company becomes liable to pay, such loss to include 90% of any Extra Contractual Obligation (and expense) as defined in the EXTRA CONTRACTUAL OBLIGATIONS ARTICLE, 90% of any Excess of Policy Limit as defined in the EXCESS OF POLICY LIMITS ARTICLE, expenses of litigation and interest, claim-specific declaratory judgment expenses, and all other loss expense of the Company including subrogation, salvage, and recovery expenses (office expenses and salaries of officials and employees not classified as loss adjusters are not chargeable as expenses for purposes of this paragraph), but salvages and all recoveries, including recoveries under all reinsurances which inure to the benefit of this Contract (whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

        All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

        The Company is permitted to carry underlying quota share and excess of loss reinsurance, recoveries under which shall inure to the Company's sole benefit and shall be disregarded for all purposes hereof.

        For purposes of this definition, the phrase "becomes liable to pay" shall mean the existence of a judgment which the Company does not intend to appeal, or a release has been obtained by the Company, or the Company has accepted a proof of loss.

        The phrase "claim-specific declaratory judgment expenses," as used in this Contract will mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific Policies and claims subject to this Contract. Declaratory judgment expenses will be deemed to have been incurred by the Company on the date of the original loss (if any) giving rise to the declaratory judgment action.

        Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

        C.    The term "Policy" as used in this Contract shall mean any binder, policy or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

ARTICLE 10

NET RETAINED LINES

        This Contract applies only to that portion of any insurance which the Company retains net for its own account and in calculating the amount of any loss hereunder and also in computing the amount or amounts excess of which this Contract attaches, only loss or losses in respect of that portion of any insurance which the Company retains net for its own account shall be included.

        The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them whether such inability arises from the insolvency of such other Reinsurers or otherwise.

ARTICLE 11

LIABILITY OF REINSURER

        The liability of the Reinsurer shall follow that of the Company in every case and shall be subject in all respects to all the general and special stipulations, clauses, waivers and modifications of the Company's Policy or Policies and any endorsements thereon.

        The Company shall be the sole judge as to what shall constitute a claim or loss covered under the Company's original Policy and as to the Company's liability thereunder and as to the amount or amounts which it shall be proper for the Company to pay thereunder; and the Reinsurer shall be bound by the judgment of the Company as to the liability and obligation of the Company under its original Policies.

        Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Contract.

ARTICLE 12

CURRENCY

        The currency to be used for all purposes of this Contract shall be United States of America currency.

ARTICLE 13

ILLEGALITY

        If any law or regulation of the Federal or State or Local Government of any jurisdiction in which the Company is doing business shall render illegal the arrangements made in this Contract, the Contract can be terminated immediately, insofar as it applies to such jurisdiction, by the Company giving notice to the Reinsurer to such effect.

ARTICLE 14

LOSS RESERVE FUNDING

        This Article is only applicable to those Reinsurers who cannot qualify for credit by the State having jurisdiction over the Company's loss reserves.

        As regards Policies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance department or set up on its books reserves for losses covered hereunder which it shall be required to set up by law it will forward to the Reinsurer a statement showing the proportion of such loss reserves which is applicable to them.

        The Reinsurer hereby agrees that it will apply for and secure delivery to the Company a clean irrevocable and unconditional Letter of Credit issued by a bank chosen by the Reinsurer and acceptable to the appropriate insurance authorities, in an amount equal to the Reinsurer's proportion of the loss reserves in respect of known outstanding losses that have been reported to the Reinsurer, allocated loss expenses relating thereto and Incurred But Not Reported loss and loss expense as shown in the statement prepared by the Company.

        The Letter of Credit shall be "Evergreen" and shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date, the bank shall notify the Company by certified or registered mail that it elects not to consider the Letter of Credit extended for any additional period.

        The bank chosen for the issuance of the Letter of Credit shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

        At annual intervals, or more frequently as agreed but never more frequently than semiannually, the Company shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto. If the statement shows that the Reinsurer's share of such losses and allocated loss expenses, and Incurred But Not Reported loss and loss expense, exceeds the balance of credit as of the statement date, the Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If, however, the statement shows that the Reinsurer's share of known and reported outstanding losses plus allocated loss expenses, and Incurred But Not Reported loss and loss expense, relating thereto is less than the balance of credit as of the statement date, the Company shall, within

30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

ARTICLE 15

COMPLIANCE WITH CALIFORNIA SB 2093

        Any Subscribing Reinsurer that has gained admission to transact Workers Compensation reinsurance business in the State of California, or that is reinsuring the injury, disablement, or death portions of Policies of Workers Compensation insurance in the State of California under the class of disability insurance, shall comply with all applicable provisions of California Insurance Code §§11690-11703, revised. In the event of a delinquency proceeding, receivership or insolvency of the Company, the Insurance Commissioner of the State of California (the "Commissioner") shall have the right to draw on any sums from the Subscribing Reinsurer's deposit that are necessary for the Commissioner to pay those reinsured claims and obligations, or to ensure their payment by the California Insurance Guarantee Association, deemed by the Commissioner due under this Contract, upon failure of the Subscribing Reinsurer for any reason to make payments under this Contract. The Commissioner shall give 30 days' notice prior to drawing upon these funds of an intent to do so. Notwithstanding the Commissioner's right to draw on these funds, the Subscribing Reinsurer shall otherwise retain its right to determine the validity of those claims and obligations and to contest their payment under this Contract. Prior to a Subscribing Reinsurer's deposit being drawn upon, in whole or in part, the Insurance Department of the State of California (the "Department") shall provide the Subscribing Reinsurer with an explanation of procedures that the Subscribing Reinsurer may use to explain to the Department why the use of the Subscribing Reinsurer's deposit may not be appropriate under this Contract.

ARTICLE 16

TAXES

        A.    In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

        B.    1.    The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax, 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

          2.     In the event of any return of premium becoming due hereunder, the Reinsurer shall deduct 1% from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 17

NOTICE OF LOSS AND LOSS SETTLEMENTS

        The Company will advise the Reinsurer promptly of all claims which in the opinion of the Company may involve the Reinsurer and of all subsequent developments on these claims which may materially affect the position of the Reinsurer.

        The Reinsurer agrees to abide by the loss settlements of the Company, provided that retroactive extension of Policy terms or coverages made voluntarily by the Company and not in response to court decisions (whether such court decision is against the Company or other companies affording the same or similar coverages) will not be covered under this Contract.

        When so requested the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this Contract and the Company will cooperate in every respect in the defense of such claim, suit or proceeding.

        The Reinsurer will pay its share of loss settlements immediately upon receipt of proof of loss from the Company.

ARTICLE 18

EXCESS RECOVERY—TERRORISM

        A.    A pro rata share of the amount, if any, by which financial assistance paid to the Insurer under the Terrorism Risk Insurance Act of 2002 ("TRIA") for Acts of Terrorism occurring during any one Program Year, combined with the Insurer's total private-sector reinsurance recoveries for such Acts of Terrorism, exceeds the amount of Insured Losses paid by the Insurer for such Acts of Terrorism, shall be reimbursed by the Company to the Reinsurer. Such pro rata share shall be calculated by dividing:

          1.     the Reinsurer's payment under this Contract of Insured Losses for the Program Year; by

          2.     the Insurer's total private-sector reinsurance recoveries arising from all Act(s) of Terrorism covered under TRIA during the Program Year.

        B.    Payment shall be made as promptly as possible after the Company's receipt of any recovery in excess of its Insured Losses. The Company shall provide the Reinsurer with all the necessary data respecting the transactions covered under this Article.

        C.    Such payment to the Reinsurer shall apply unless disallowed by the U.S. Department of the Treasury.

        D.    "Insurer" means the insurance group of which the Company is a subsidiary or affiliate for purposes of TRIA. "Act of Terrorism," "Insured Losses" and "Program Year" shall follow the definitions provided in TRIA.

ARTICLE 19

OFFSET

        Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances under this Contract, whether on account of premiums or on account of losses or otherwise, due from each party to the other (or, if more than one, any other) party hereto. However, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of Section 7427 of the insurance Law of the State of New York and the insurance Law of the State of California.

ARTICLE 20

COMMUTATION

        A.    Either the Reinsurer or the Company may request commutation of that portion of any excess loss hereunder represented by any outstanding claim or claims after 84 months from the date of an occurrence. If both parties desire to commute a claim or claims, then within 60 days after such agreement, the Company shall submit a statement of valuation of the outstanding claim or claims showing the elements considered reasonable to establish the ultimate net loss and the Reinsurer shall pay the amount requested.

        B.    If agreement, as outlined in the paragraph above, cannot be reached, the effort can be abandoned or alternately the Company and the Reinsurer may mutually appoint an actuary or appraiser to investigate, determine and capitalize such claim or claims. If both parties then agree, the Reinsurer shall pay its proportion of the amount so determined to be the capitalized value of such claim or claims.

        C.    If the parties, as outlined in the paragraphs above, fail to agree, they may abandon the effort or they may agree to settle any difference using a panel of three actuaries, one to be chosen by each party and the third by the two so chosen. If either party refuses or neglects to appoint an actuary within 30 days, the other party may appoint two actuaries. If the two actuaries fail to agree on the selection of a third actuary within 30 days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All the actuaries shall be regularly engaged in the valuation of Workers' Compensation claims and shall be Fellows of the Casualty Actuarial Society or of the American Academy of Actuaries. None of the actuaries shall be under the control of either party to this Contract.

        D.    Each party shall submit its case to its actuary within 30 days of the appointment of the third actuary. The decision in writing of any two actuaries, when filed with the parties hereto, shall be final and binding on both parties. The expense of the actuaries and of the commutation shall be equally divided between the two parties. Said commutation shall take place in Woodland Hills, California, unless some other place is mutually agreed upon by the Company and the Reinsurer.

        E.    Payment by the Reinsurer of their proportion of the amount or amounts, so mutually agreed, shall constitute a complete and final release of the Reinsurer of all claims, both reported and unreported.

ARTICLE 21

EXCESS OF POLICY LIMITS

        In the event the Ultimate Net Loss includes an amount in excess of the Company's Policy limit, when loss in excess of the limit has been incurred because of, but not limited to its failure to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action, such amount, as provided for in the definition of Ultimate Net Loss, in excess of the Company's Policy limit shall be added to the amount of the Company's Policy limit, and the sum thereof shall he covered hereunder, subject to the Reinsurer's limit of liability appearing in the LIMIT AND RETENTION ARTICLE of this Contract.

        However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

        For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

        If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Article or the enforceability of such provision in any other jurisdiction.

ARTICLE 22

EXTRA CONTRACTUAL OBLIGATIONS

        This Contract shall protect the Company, subject to the Reinsurer's limit of liability appearing in the LIMIT AND RETENTION ARTICLE of this Contract, where the Loss Occurrence includes any Extra Contractual Obligations as provided for in the definition of Ultimate Net Loss. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Contract and which arise from handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

        The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Loss Occurrence.

        However, this Article shall not apply where the Loss Occurrence has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

        For the purposes of Extra Contractual Obligations coverage, there shall also be recovery hereunder as respects all liability of the Company arising from the handling of any claim under self-insurance of Workers' Compensation and/or Employer's Liability or under Policies issued to itself or any of the Company's subsidiary and/or affiliated companies.

        If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Article or the enforceability of such provision in any other jurisdiction.

ARTICLE 23

DELAY, OMISSION OR ERROR

        Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.

        In the case of exposures not within the terms and conditions hereof, the obligation of the Reinsurer shall be limited to return of any premium paid hereon for such exposure.

        Nevertheless, this Article shall not apply with respect to loss reports rendered to the Reinsurer beyond the period required to afford coverage in accordance with the TERM ARTICLE.

ARTICLE 24

ACCESS TO RECORDS

        Provided that the Reinsurer shall give prior written notice of their desire to obtain information, the Company shall place at the disposal of the Reinsurer, and the Reinsurer, or its authorized representative, shall have the right to inspect, at all reasonable times during the currency of this Contract and thereafter, the books, records and papers of the Company pertaining to the reinsurance provided hereunder.

ARTICLE 25

ARBITRATION

        As a precedent to any right of action hereunder, if any dispute shall arise between the Company and the Reinsurer with reference to the interpretation of this Contract including its formation and validity or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Contract, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within 30 days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within 30 days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All arbitrators shall be executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London not under the control of either party to this Contract.

        The arbitrators shall interpret this Contract as an honorable engagement and not as merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law, and they shall make their award with a view to effecting the general purpose of this Contract in a reasonable manner rather than in accordance with a literal interpretation of the language. Each party shall submit its case to its arbitrator within 30 days of the appointment of the third arbitrator.

        The decision in writing of any two arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration. Said arbitration shall take place in the city in which the Company's head office is located unless some other place is mutually agreed upon by the Company and the Reinsurer.

ARTICLE 26

SERVICE OF SUIT

        This Article applies if the Reinsurer is not domiciled in the United States of America and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities.

        It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States district court or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

        It is further agreed that service of process in such suit may be made upon Messrs. Mendes & Mount, 725 South Figueroa Street, Los Angeles, California 90017 or in the event the suit is instituted in New York State, Messrs. Mendes & Mount, 750 Seventh Avenue, New York, New York 10019-6829 and that in any suit instituted against the Reinsurer upon this Contract, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

        The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

        Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, the Reinsurer hereon hereby designates the superintendent, commissioner or director of insurance or other officer specified for that purpose in the statute or his successor or successors in office as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 27

INSOLVENCY

        In the event of the insolvency of any company or companies included in the designation of "Company," this Article will apply only to the insolvent company or companies.

        In the event of the insolvency and the appointment of a conservator, liquidator or statutory successor of the Company, reinsurance under this Contract shall be payable to such conservator, liquidator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or portion of any claims. Such payments by the Reinsurer shall be made directly to the Company or its conservator, liquidator or statutory successor except as provided by Section 4118(a) of the New York Insurance Law or except when the Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company and when the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

        It is agreed, however, that the conservator, liquidator or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding when such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its conservator or liquidator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

        When two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the insolvent Company.

ARTICLE 28

INTERMEDIARY

        Guy Carpenter & Company, Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications, including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto shall be transmitted to the Reinsurer or the Company through Guy Carpenter & Company, Inc., One Convention Place, 701 Pike Street, Suite 2000, Seattle, Washington 98101. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.

        IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s) this 21st day of March, in the year of 2005.

/s/ John J. Tickner

ZENITH INSURANCE COMPANY
ZNAT INSURANCE COMPANY
ZENITH STAR INSURANCE COMPANY

WORKERS' COMPENSATION CONSOLIDATED CATASTROPHE
AND TERRORISM EXCESS OF LOSS REINSURANCE CONTRACT

SCHEDULE OF REINSURERS

ZENITH INSURANCE COMPANY

WORKERS' COMPENSATION CONSOLIDATED CATASTROPHE
AND TERRORISM EXCESS OF LOSS REINSURANCE CONTRACT

CONTRACT EFFECTIVE: January 1, 2005

Reinsurer	Reference #	FEIN #	NAIC #	Signed %
Excess of Loss—Third Layer
Willis Corroon Group Services Ltd.
Lloyd's Underwriter Syndicate No. 2987 BRT			AA-1128987	10.714%
Lloyd's Underwriter Syndicate No. 2000 HAR			AA-1128000	7.143%
Lloyd's Underwriter Syndicate No. 4472 LIB			AA-1126006	3.571%
Lloyd's Underwriter Syndicate No. 1084 CSL			AA-1127084	2.143%
Lloyd's Underwriter Syndicate No. 0435 FDY			AA-1126435	1.429%
Lloyd's Underwriter Syndicate No. 0727 SAM			AA-1126727	5.357%
Aspen Insurance UK Limited PSAC W4006			AA-1120337	7.143%
Arch Reinsurance Company		06-1430254	10348	10.00%
Endurance Specialty Insurance Limited			AA-3194130	12.50%
Hannover Rüversicherung-AG			AA-1340125	18.00%
Odyssey America Reinsurance Corporation		47-0698507	23680	7.50%
XL Reinsurance America Incorporated		13-1290712	20583	14.50%

TOTAL:				100.00%
Excess of Loss—Fourth Layer
Willis Corroon Group Services Ltd.
Lloyd's Underwriter Syndicate No. 2987 BRT			AA-1128987	4.375%
Lloyd's Underwriter Syndicate No. 2000 HAR			AA-1128000	2.188%
Lloyd's Underwriter Syndicate No. 1084 CSL			AA-1127084	1.312%
Lloyd's Underwriter Syndicate No. 0435 FDY			AA-1126435	1.75%
Aspen Insurance UK Limited PSAC W4006			AA-1120337	4,375%
Ace Tempest Re USA, LLC (US) o/b/o Ace Property & Casualty Insurance Company		06-0237820	20699	8.50%
Allied World Assurance Company Limited			AA-3194128	8.00%
Arch Reinsurance Company		06-1430254	10348	8.50%
AXIS Specialty Limited		98-0364977	AA-3194139	9.00%
Endurance Specialty Insurance Limited			AA-3194130	7.00%
Hannover Rückversicherung-AG			AA-1340125	12.00%
Swiss Re Underwriters Agency, Inc, (US) o/b/o Swiss Reinsurance America Corporation		13-1675535	25364	12.00%
Liberty Mutual Insurance Company		04-1543470	23043	4.00%
Odyssey America Reinsurance Corporation		47-0698507	23680	4.50%
Transatlantic Reinsurance Company		13-5616275	19453	10.00%
XL Reinsurance America Incorporated		13-1290712	20583	2.50%

TOTAL:				100.00%

1

Reinsurer	Reference #	FEIN #	NAIC #	Signed %
Excess of Loss—Fifth Layer
Willis Corroon Group Services Ltd.
Lloyd's Underwriter Syndicate No. 2987 BRT			AA-1128987	3.805%
Lloyd's Underwriter Syndicate No. 2000 HAR			AA-1128000	3.171%
Lloyd's Underwriter Syndicate No. 1084 CSL			AA-1127084	1.902%
Lloyd's Underwriter Syndicate No. 0435 FDY			AA-1126435	2.537%
Lloyd's Underwriter Syndicate No. 0727 SAM			AA-1126727	1.268%
Lloyd's Underwriter Syndicate No. 0780 ADV			AA-1126780	0.634%
Lloyd's Underwriter Syndicate No. 4472 LIB			AA-1126006	6.341%
Aspen Insurance UK Limited PSAC W4006			AA-1120337	6.342%
Ace Tempest Reinsurance Limited			AA-3190770	10.00%
Allied World Assurance Company Limited			AA-3194128	5.00%
Arch Reinsurance Company		06-1430254	10348	9.00%
AXIS Specialty Limited		98-0364977	AA-3194139	9.00%
Endurance Specialty Insurance Limited			AA-3194130	7.00%
Hannover Rückversicherung-AG			AA-1340125	9.00%
Liberty Mutual Insurance Company		04-1543470	23043	4.50%
Odyssey America Reinsurance Corporation		47-0698507	23680	5.00%
Swiss Re Underwriters Agency, Inc. (US) o/b/o Swiss Reinsurance America Corporation		13-1675535	25364	10.00%
Transatlantic Reinsurance Company		13-5616275	19453	4.00%
XL Reinsurance America Incorporated		13-1290712	20583	1.50%

TOTAL:				100.00%
Excess of Loss—Sixth Layer
Willis Corroon Group Services Ltd.
Lloyd's Underwriter Syndicate No. 2987 BRT			AA-1128987	3.39%
Lloyd's Underwriter Syndicate No. 2000 HAR			AA-1128000	2.712%
Lloyd's Underwriter Syndicate No. 1084 CSL			AA-1127084	0.50%
Lloyd's Underwriter Syndicate No. 0727 SAM			AA-1126727	0.50%
Aspen Insurance UK Limited PSAC W4006			AA-1120337	7.148%
Ace Tempest Re USA, LLC (US) o/b/o Ace Property & Casualty Insurance Company		06-0237820	20699	2.50%
Ace Tempest Reinsurance Limited			AA-3190770	13.00%
Arch Reinsurance Company		06-1430254	10348	3.00%
AXIS Specialty Limited		98-0364977	AA-3194139	12.50%
Endurance Specialty Insurance Limited			AA-3194130	12.50%
Hannover Re (Bermuda) Limited			AA-3190060	9.50%
IDA Re (US) o/b/o Catlin Insurance Company Ltd			AA-3194161	17.75%
Swiss Re Underwriters Agency, Inc. (US) o/b/o Swiss Reinsurance America Corporation		13-1675535	25364	15.00%

TOTAL:				100.00%

2

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WORKERS' COMPENSATION CONSOLIDATED CATASTROPHE AND TERRORISM EXCESS OF LOSS REINSURANCE CONTRACT issued to ZENITH INSURANCE COMPANY ZNAT INSURANCE COMPANY Woodland Hills, California ZENITH STAR INSURANCE COMPANY Austin, Texas